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                                  Exhibit 10.2

                                  May 7, 2004


Mr. Peter S. Rummell
Chairman and CEO
The St. Joe Company
245 Riverside Avenue
Suite 500
Jacksonville, FL 32202


Dear Peter:


The Alfred I. duPont Testamentary Trust and The Nemours Foundation hereby renew the Agreement, originally dated November 6, 2003, relating to the repurchase by The St. Joe Company of shares of its common stock (the "Agreement"), on the term described herein. The terms of the Agreement shall remain in full force and effect, with the following modifications:

-    The term "Share Multiplier" shall mean 0.31.

-    The term "Floor Price" shall mean $37.00.

- The term of this renewal shall be from May 8, 2004 through August 6, 2004; provided that August 12, 2004 shall be a Closing Date for a Sale based on the Prior Week's Purchased Shares, if any.

Capitalized terms used and not otherwise defined herein have the assigned thereto in the Agreement.

If this is agreeable to St. Joe, please acknowledge on the counterpart copy and return it to me for our records.



                                          Sincerely,

                                          /s/ W. L. Thornton
                                          --------------------------------------
                                          W. L. Thornton, Chairman,
                                          on behalf of The Alfred I. duPont
                                          Testamentary Trust and The Nemours




Accepted on behalf of The St. Joe Company

/s/ Peter S. Rummell
-------------------------------
Peter S. Rummell
Chariman and CEO